EX-99 (h)(8)

Execution Version

AMENDMENT

TO

TRANSFER AGENCY AND SERVICES AGREEMENT

This Amendment (“Amendment”) is made as of October 12, 2023 (“Effective Date”), by and between each of Goldman Sachs ETF Trust, and Goldman Sachs ETF Trust II, separately and not jointly (each a “Trust” and collectively, the “Trusts”), and THE BANK OF NEW YORK MELLON (the “Bank”).

BACKGROUND:

A.

The Bank and certain of the Trusts are parties to a Transfer Agency and Services Agreement dated as of April 22, 2015, as amended to date (the “Agreement”), relating to the Bank’s provision of services to the Trusts and each of its series listed on Schedule A to the Agreement, as such Schedule A may be amended from time to time (each a “Fund”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)

The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)

The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this

Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

GOLDMAN SACHS ETF TRUST

On behalf of each of its Funds identified on Schedule A attached hereto

By:	/s/ Chris Bradford
Name:	Chris Bradford
Title:	Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Karen S. Vavra
Name:	Karen S. Vavra
Title:	Senior Director

SCHEDULE A

(Amended and Restated as of October 14, 2023)

GOLDMAN SACHS ETF TRUST

Goldman Sachs Access Emerging Markets Local Currency Bond ETF*

Goldman Sachs Access Emerging Markets USD Bond ETF

Goldman Sachs Access High Yield Corporate Bond ETF

Goldman Sachs Access Investment Grade Corporate Bond ETF

Goldman Sachs Access Inflation Protected USD Bond ETF

Goldman Sachs Access Treasury 0-1 Year ETF

Goldman Sachs Access China Bond ETF*

Goldman Sachs Access Investment Grade Corporate 1-5 Year Bond ETF

Goldman Sachs Access Investment Grade Corporate 10+ Year Bond ETF*

Goldman Sachs Access Total Bond Market ETF*

Goldman Sachs Access Ultra Short Bond ETF

Goldman Sachs Access U.S. Aggregate Bond ETF

Goldman Sachs Access U.S. Treasury Bond ETF*

Goldman Sachs ActiveBeta® Emerging Markets Equity ETF

Goldman Sachs ActiveBeta® Europe Equity ETF

Goldman Sachs ActiveBeta® International Equity ETF

Goldman Sachs ActiveBeta® Japan Equity ETF

Goldman Sachs ActiveBeta® Paris-Aligned Climate U.S. Large Cap Equity ETF

Goldman Sachs ActiveBeta® U.S. Large Cap Equity ETF

Goldman Sachs ActiveBeta® U.S. Low Vol Plus Equity ETF*

Goldman Sachs ActiveBeta® U.S. Small Cap Equity ETF

Goldman Sachs Bloomberg Clean Energy Equity ETF

Goldman Sachs Equal Weight U.S. Large Cap Equity ETF

Goldman Sachs Future Consumer Equity ETF

Goldman Sachs Future Health Care Equity ETF

Goldman Sachs Future Planet Equity ETF

Goldman Sachs Future Real Estate and Infrastructure Equity ETF

Goldman Sachs Future Tech Leaders Equity ETF

Goldman Sachs Hedge Industry VIP ETF

Goldman Sachs Innovate Equity ETF

Goldman Sachs JUST U.S. Large Cap Equity ETF

Goldman Sachs MarketBeta® Emerging Markets Equity ETF

Goldman Sachs MarketBeta® International Equity ETF

Goldman Sachs MarketBeta® International Small Cap Equity ETF*

Goldman Sachs MarketBeta® U.S. Equity ETF

Goldman Sachs ActiveBeta® World Low Vol Plus Equity ETF

Goldman Sachs Paris-Aligned Climate High Yield Corporate Bond ETF*

Goldman Sachs Community Municipal Bond ETF

Goldman Sachs ActiveBeta® Paris-Aligned Climate Emerging Markets Equity ETF*

Goldman Sachs ActiveBeta® Paris-Aligned Climate International Equity ETF*

Goldman Sachs MarketBeta® U.S. Small Cap Equity ETF*

Goldman Sachs ActiveBeta® Emerging Markets Low Vol Plus Equity ETF*

Goldman Sachs Access Treasury 0-6 Month ETF*

Goldman Sachs Defensive Equity ETF

Goldman Sachs North American Pipelines & Power Equity ETF

Goldman Sachs Nasdaq-100 Core Premium Income ETF*1

Goldman Sachs S&P 500 Core Premium Income ETF*2

Goldman Sachs Small Cap Core Equity ETF

GOLDMAN SACHS ETF TRUST II

Goldman Sachs MarketBeta® U.S. 1000 Equity ETF

Goldman Sachs MarketBeta® Total International Equity ETF

*	The Fund has not yet commenced operations. GSAM will provide the Bank notice to commence services upon the Fund’s launch.
1	Fund name was changed from Goldman Sachs U.S. Tech Index Equity Premium Income ETF*
2	Fund name was changed from Goldman Sachs U.S. Equity Income ETF*